Exhibit 99.1
Conn’s, Inc. Solidifies Leadership Team to Support Growth
Lee Wright Promoted to Executive Vice President and Chief Operating Officer
Rodney Lastinger Appointed President of Retail
George Bchara Promoted to Executive Vice President and Chief Financial Officer
Ryan Nelson Promoted to Vice President and Chief Accounting Officer

THE WOODLANDS, Texas, May 31, 2019 - Conn’s, Inc. (NASDAQ: CONN), a specialty retailer of furniture and mattresses, home appliances, consumer electronics and home office products, and provider of consumer credit, solidifies leadership team to support significant retail opportunity.
“Four years ago, we talked about the need to improve our recruiting, retention and leadership development capabilities to ensure that we have the right foundation in place to execute our compelling growth strategy. I am encouraged with the progress we have made across these three critical areas. We have assembled a proven leadership team of talented, motivated, and experienced executives that understand the uniqueness of Conn’s hybrid retail and credit business model,” stated Norm Miller, Chairman and CEO of Conn’s.
“I am pleased to announce that Rodney Lastinger is joining Conn’s as President of Retail after a successful 18-year career at Target Corporation. Most recently, Rodney served as Senior Vice President, Stores and was responsible for managing the southern U.S. region of Target, which comprised of over $21 billion in sales, 85,000 team members and 565 stores. On behalf of everyone at Conn’s, I look forward to working with Rodney as his experience managing a large retail operation will help us capitalize on our growth opportunity.”
“Today’s announcements follow the September 2018 promotion of John Davis (“JD”) to President of Credit and Collections and further solidifies the deep pool of talent we have developed. Lee, JD, and George were early members of our new leadership team, played critical roles in our financial and operational turnaround and made significant contributions to build the leading platform that is in place today. We have a meaningful opportunity to create sustainable value for shareholders and our expanded leadership team is well positioned to take the Company to the next level,” concluded Mr. Miller.
Lee Wright Named Executive Vice President and Chief Operating Officer
In this new role, Mr. Wright will be responsible for leading key activities within the Company’s retail and credit operations. Mr. Wright joined Conn’s in June 2016 as the Company’s Chief Financial Officer. Prior to joining the Company, Mr. Wright served as CEO of Professional Directional Enterprises, Inc., an energy services company, since 2015 and served as its President from 2012 into 2015. Prior to joining Professional Directional Enterprises, Inc., he was a Senior Managing Director at the private equity firm of Diamond Castle from 2005 to 2012. From 2000 to 2005, Mr. Wright was a Director at DLJ Merchant Banking Partners, a private equity firm. From 1996 to 2000, Mr. Wright was a VP and Associate in Credit Suisse First Boston’s (“CSFB”) Private Equity division and was an analyst from 1994 to 1996 in CSFB’s Investment Banking division.
Mr. Wright holds a B.S., magna cum laude, Phi Beta Kappa, from Washington & Lee University.
Rodney Lastinger Appointed President of Retail
Mr. Lastinger will join Conn’s as President of Retail on June 3, 2019 and will oversee the Company’s Retail business including operations, logistics and service. He takes over from Norm Miller who temporarily assumed the responsibility of President of Retail in September 2018. Prior to joining Conn’s, Mr. Lastinger spent 18 years at Target Corporation. From 2016 - 2019, he served as Senior Vice President, Stores and was responsible for managing the southern U.S. region, which comprised of over $21 billion in sales, 85,000 team members and 565 stores. Prior to 2016, Mr. Lastinger worked in multiple leadership roles including Senior Group Vice President, Group Vice President, District Store Director and Store Director.
Mr. Lastinger holds an M.B.A in Management from Stetson University and a B.S. in Marketing and Management from Florida State University.

George Bchara Promoted to Chief Financial Officer
Mr. Bchara joined Conn’s as Vice President and Chief Accounting Officer in December 2016. Prior to joining the Company, he served as Senior Vice President and Chief Accounting Officer of BankUnited, based in Miami Lakes, Florida, from March 2013 to December 2016, and served as Vice President and Loan Controller from June 2011 to February 2013. Prior to BankUnited, Mr. Bchara was a Manager with the global professional services firm, PwC, where he worked from January 2007 until May 2011.
Mr. Bchara holds an M.B.A. in Finance and Entrepreneurial Management from The Wharton School of the University of Pennsylvania and a B.S. in Accounting and Finance from Florida State University. Mr. Bchara is a Certified Public Accountant and a Chartered Financial Analyst charterholder.
Ryan Nelson Promoted to Vice President and Chief Accounting Officer
Mr. Nelson joined Conn’s as Vice President and Controller in May 2018. Prior to joining Conn’s, Mr. Nelson spent seven years with EnLink Midstream Partners, a midstream energy services company, where he worked in several leadership roles, including Director of Accounting Operations, Director of Financial Reporting and Property Accounting, and Director of Financial Reporting and Technical Accounting. Mr. Nelson started his career at KPMG.
Mr. Nelson holds a B.A. and M.A. in Accounting from the University of Mississippi and is a Certified Public Accountant.
About Conn’s, Inc.
Conn’s is a specialty retailer currently operating 128 retail locations in Alabama, Arizona, Colorado, Georgia, Louisiana, Mississippi, Nevada, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee, Texas and Virginia. The Company’s primary product categories include:

•	Furniture and mattress, including furniture and related accessories for the living room, dining room and bedroom, as well as both traditional and specialty mattresses;

•	Home appliance, including refrigerators, freezers, washers, dryers, dishwashers and ranges;

•	Consumer electronics, including LED, OLED, QLED, 4K Ultra HD, and smart televisions, gaming products and home theater and portable audio equipment; and

•	Home office, including computers, printers and accessories.
Additionally, Conn’s offers a variety of products on a seasonal basis. Unlike many of its competitors, Conn’s provides flexible in-house credit options for its customers in addition to third-party financing programs and third-party lease-to-own payment plans.
This press release contains forward-looking statements within the meaning of the federal securities laws, including but not limited to, the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “predict,” “will,” “potential,” or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Such forward-looking statements are based on our current expectations. We can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements, including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to execute periodic securitizations of future originated customer loans on favorable terms; our ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of our credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores; technological and market developments and sales trends for our major product offerings; our ability to manage effectively the selection of our major product offerings; our ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of our customers and employees; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving credit facility, and proceeds from accessing debt or equity markets; and other risks detailed in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended January 31, 2019 and other reports filed with the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise, or to provide periodic updates or guidance. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.
CONN-G
S.M. Berger & Company
Andrew Berger (216) 464-6400